Certification Under Section 906 of Sarbanes-Oxley Act of 2002

Name of Registrant: Thrivent Mutual Funds

In connection with the Report on Form N-CSR for the above-named issuer, the undersigned hereby certify, to the best of their knowledge, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: June 26, 2026

  /s/ Michael W. Kremenak

  Michael W. Kremenak
  President
  (principal executive officer)

Date: June 26, 2026

 /s/ Sarah L. Bergstrom

  Sarah L. Bergstrom
  Treasurer and Principal Accounting Officer
  (principal financial officer)